Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Arguss Holdings, Inc.

    We consent to the incorporation by reference in this Registration Statement of Arguss Holdings, Inc. (the "Company") on Form S-3 of our report dated February 7, 1997 (except as to note 14, which is as of March 5, 1997) appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 1996 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

KPMG Peat Marwick LLP

Boston, Massachusetts
June 30, 1997